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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13G with respect to the Series A Senior Preferred Stock of Transtexas Gas Corporation, dated as of February 9, 2001, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.


Date:  February 9, 2001                            ANGELO, GORDON & CO., L.P.

                                                   By:      AG Partners, L.P.
                                                            Its General Partner



                                                   By: /S/ MICHAEL L. GORDON
                                                       -------------------------
                                                       Name:   Michael L. Gordon
                                                       Title:  General Partner


                                                   JOHN M. ANGELO

                                                   /S/ JOHN M. ANGELO
                                                   -----------------------------


                                                   MICHAEL L. GORDON

                                                   /S/ MICHAEL L. GORDON
                                                   -----------------------------